EXHIBIT 99.1
JOINT FILING AGREEMENT
     The undersigned hereby agree that this Amendment No. 3 (the “Amendment”) to the Statement on Schedule 13D, filed on November 16, 2000 (together with the Amendment, the “Schedule 13D”), with respect to the common stock, par value $0.01 per share, of Tutogen Medical, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 10, 2006.

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps

Name: Chad F. Phipps
Title: Associate General Counsel and Secretary

ZIMMER, INC.

By:	/s/ Chad F. Phipps

Name: Chad F. Phipps
Title: Associate General Counsel and Secretary

ZIMMER CEP USA HOLDING CO.

By:	/s/ Chad F. Phipps

Name: Chad F. Phipps
Title: Secretary